Accountants and                                               GRANT THORNTON
Management Consultants                                        Grant Thornton LLP

The US Member Firm of
Grant Thornton International





October 3, 2000



Securities and Exchange Commission
Washington D.C.  20549

Re: Sparta Surgical Corporation
    File No. 1-11047

Dear Sir or Madam:

We have read Item 4(a) of the Form 8-K of Sparta Surgical Corporation dated October 3, 2000, and agree with the statements contained therein. We have no basis to agree or disagree with the statement in Item 4(b).

Very truly yours,

/s/ Grant Thornton LLP
Grant Thornton LLP








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